THOMPSON	ATLANTA CINCINNATI COLUMBUS NEW YORK
HINE	BRUSSELS CLEVELAND DAYTON WASHINGTON, D.C.

October 2, 2007

AMM Funds

P.O. Box 675203

14249 Rancho Santa Fe Farms Road

Rancho Santa Fe, CA  92067

Re:  AMM Funds, File Nos. 333-135714 and 811-21927

Gentlemen:

A legal opinion (the "Legal Opinion") that we prepared was filed with Pre-Effective  Amendment No. 1 to the AMM Funds Registration Statement (the "Registration Statement").  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 2 to the Registration Statement (the "Amendment").  We also consent to all references to us in the Amendment.

Very truly yours,

/s/ THOMPSON HINE LLP

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